UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 13, 2007
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Date of Report
(Date of Earliest Event Reported)

IMAGING DIAGNOSTIC SYSTEMS, INC.
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(Exact name of registrant as specified in its charter)

Florida	0-26028	22-2671269

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

6531 NW 18TH COURT
PLANTATION, FL 33313
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(Address of principal executive offices)

(954) 581-9800
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(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On September 13, 2007, Imaging Diagnostic Systems, Inc. (“IDSI”) entered into an agreement to sell for $4.4 million and lease-back its commercial building at 6531 NW 18th Court, Plantation, Florida.  The agreement was made with an unaffiliated third party, Superfun B.V., a Netherlands corporation (“Purchaser”).  This transaction was the result of a proposal we submitted on July 26, 2007, offering to sell the property for $4.4 million cash in a sale/lease-back transaction, which was accepted on July 31, 2007.  In connection with the proposed transaction, we received an initial deposit of $1.1 million on August 2, 2007.  We further agreed to grant the Purchaser a two-year option to purchase 3,000,000 shares of IDSI’s common stock at an exercise price equal to the market price on the date of the initial deposit.  The closing market price of IDSI’s stock on August 2, 2007, was $.035.  The sale agreement requires additional payments of $1.1 million each on September 24, 2007, November 8, 2007, and December 23, 2007, with closing to occur upon receipt of the final payment.

Upon the closing of the sale/lease-back transaction, the Purchaser and IDSI will execute the lease.  The term of the triple net lease is five years with the first monthly rent payment due six months from the commencement date of the lease.  The monthly rent for the base year is $24,000 plus applicable sales tax.  During the term and any renewal term of the lease, the minimum annual rent shall be increased each year.  Commencing with the first day of the second lease year and on each lease year anniversary thereafter, the minimum annual rent shall be cumulatively increased by $24,000 per each lease year or $2,000 per month plus applicable sales tax.  Either party may cancel the lease without penalty or fault upon 180 days prior notice given to the other party.

Item 2.01  The information provided in Item 1.01  is incorporated by reference into this item.

Item 2.03  The information provided in Item 1.01  is incorporated by reference into this item.

Item 3.02  The information provided in Item 1.01  is incorporated by reference into this item.

Item 9.01   Financial Statements and Exhibits

(c) Exhibits

10.78	Agreement of Sale by and between Imaging Diagnostic Systems, Inc. and Superfun B.V. dated September 13, 2007, including Form of Lease Agreement (Exhibit D).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGING DIAGNOSTIC SYSTEMS, INC.

Date: September 13, 2007	By:	/s/ Allan L. Schwartz

Executive Vice President and
Chief Financial Officer